Exhibit T3A.2.2

JUN 24 '98 12:18 PAGE.002

CSS 700 (Rev. 9/96) 987E#5317 0625 ORG&FI $62.50

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received: JUN 24 1998

(FOR BUREAU USE ONLY)

FILED

JUN 24 1998

Administrator
MI DEPT OF CONSUMER & INDUSTRY SERVICES
CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

EFFECTIVE DATE:

Name
Wynelle Frederick, C.S. c/o CT Corporation System

Address
1635 Market Street

City	State	Zip Code
Philadelphia	PA	19103

Document will be returned to the name and address you enter above

ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies
(Please read information and instructions on last page)

B32-660

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company is: perpetual

ARTICLE IV

1. The address of the registered office is:
   30600 Telegraph Road (Street Address), Bingham Farms (City), Michigan 48025 (ZIP Code)
2. The mailing address of the registered office if different than above:
   (P.O. Box) (City), Michigan (ZIP Code)
3. The name of the resident agent at the registered office is: CT Corporation System

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this 24th day of June, 19 98

Thrifty Properties, Inc. (MEMBER)

By: (Signature) (Signature) (Signature)

Elliot Gerson
(Type or Print Name) (Type or Print Name) (Type or Print Name)

(MICH. - LLC 3290 - 5/2/97)

GOLD SEAL APPEARS ONLY ON ORIGINAL

CSCL/CD-520 (Rev. 08/16)

Date Received	(FOR BUREAU USE ONLY)
SEP 1 5 2016	B32660 1740 ASSOCIATES, L.L.C. This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name	
Address	
City / State / ZIP Code	

FILED
SEP 29 2016
ADMINISTRATOR
EFFECTIVE DATE: CORPORATIONS DIVISION

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office. S

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts 1993 (limited liability companies), the undersigned execute the following Certificate:

1. The name of the corporation or limited liability company is: SEE ABOVE

2. The identification number assigned by the Bureau is: SEE ABOVE

3. a. The name of the resident agent on file with the Bureau is: THE CORPORATION COMPANY

   b. The location of the registered office on file with the Bureau is:

   30600 TELEGRAPH ROAD, SUITE 2345 (Street Address), BINGHAM FARMS (City), Michigan 48025-5720 (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:

   (Street Address or P.O. Box), (City), Michigan (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: THE CORPORATION COMPANY

   b. The address of its registered office is:

   40600 ANN ARBOR RD E, STE 201 (Street Address), PLYMOUTH (City), Michigan 48170-4675 (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

   (Street Address or P.O. Box), (City), Michigan (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: Its Board of Directors or the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation. 2. NONPROFIT CORPORATIONS ONLY: the incorporators, only if no board has been appointed. 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
Marie Hauer	Marie Hauer, Asst. Secy	9/12/2016

$179,950.00 CK#j 218930

GOLD SEAL APPEARS ONLY ON ORIGINAL

Filed by Corporations Division Administrator Filing Number: 201802318070      Date: 12/12/2018

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

FILING ENDORSEMENT

This is to Certify that the	CERTIFICATE OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

for

1740 ASSOCIATES, L.L.C.

ID Number:	801106781

received by electronic transmission on December 11, 2018, is hereby endorsed.

Filed on December 12, 2018, by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 12th day of December, 2018.

/s/ Julia Dale

Julia Dale, Director

Corporations, Securities & Commercial Licensing Bureau

[SEAL]

Filed by Corporations Division Administrator Filing Number: 201802318070       Date: 12/12/2018

Form Revision Date 07/2016

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

For use by DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Certificate of Amendment:

The identification number assigned by the Bureau is:	801106781
The name of the limited liability company is:	1740 ASSOCIATES, L.L.C.
The date of filing the original Articles of Organization was:	6/24/1998

(Insert any additional provision authorized by the Act.)

ARTICLE V

THE BUSINESS OF THE LIMITED LIABILITY COMPANY SHALL BE MANAGED BY AND UNDER THE AUTHORITY OF ONE OR MORE MANAGERS.

The amendment was approved by unanimous vote of all the members entitled to vote.

This document must be signed by a member, manager, or an authorized agent:

Signed this 11th Day of December, 2018 by:

Signature	Title	Title if “Other” was selected
Susan Lowell	Authorized Agent

By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act.

☐   Decline       ☒   Accept